EXHIBIT 14

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "Representations and Warranties" in the Registration Statement (Form N-14) and the related Proxy Statement/Prospectus of SBL Fund, relating to the reorganization of SBL Fund Series H into SBL Fund Series A and to the incorporation by reference therein of our report dated February 25, 2009, with respect to the financial statements and financial highlights of each series of the SBL Fund filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
January 28, 2010